Exhibit 99.1
Chart Industries Reports Second Quarter 2025 Financial Results

ATLANTA, Georgia – July 29, 2025 - Chart Industries, Inc. (NYSE: GTLS) today reported results for the second quarter 2025 ended June 30, 2025.

Second quarter 2025 highlights compared to second quarter 2024:

•Orders of $1.50 billion, an increase of 28.6%
•Sales of $1.08 billion, an increase of 4.0%
•Gross profit as a percent of sales of 33.6%, a decrease of 20 bps
•Reported operating income of $169.5 million was $228.1 million when adjusted for step-up amortization related to the Howden acquisition, resulting in 21.1% adjusted operating income margin
•EBITDA of $245.1 million was $267.3 million (24.7% of sales) when adjusting for deal-related and restructuring costs
•Reported diluted earnings per share (“EPS”) of $1.53 was $2.59 when adjusted, an increase of 18.8%
•Reported net cash from operating activities of $147.9 million less capital expenditures of $23.9 million resulted in $124.0 million of free cash flow (“FCF”), an increase of 40.9%

“We booked $1.50 billion of orders in the second quarter 2025 demonstrating continued strength in our end markets, more systems and solutions sales, and an increasing aftermarket, service and repair attachment with customers increasingly utilizing our process technologies,” stated Jill Evanko, Chart Industries’ CEO and President. “Our sales in solutions and aftermarket and our team’s continuous improvement efforts contributed to our adjusted operating income margin of 21.1% and our fifth consecutive quarter of gross margin as a percent of sales above 33.0%.”

Summary of second quarter 2025.

Second quarter 2025 orders of $1.50 billion grew 28.6%, despite no Big LNG orders, when compared to the second quarter 2024 and included year-over-year and sequential order growth in three of our four segments. Second quarter 2025 orders were broad-based, with strength in orders for full systems and solutions in hydrogen and LNG as well as growth in space exploration, marine, nuclear, trailers, and air-cooled heat exchangers. Additionally, we are seeing momentum in the Repair, Service and Leasing (“RSL”) segment as the result of the increasing demand for our process technologies and full solutions driving more opportunities and traction in booking long-term service and framework agreements with greater content. In the second quarter 2025, we had record service orders.

July 2025 broad-based order momentum continued, with the receipt of a five-year framework agreement with a South African utility, an additional $26 million in space exploration orders as well as another approximately $10.0 million in marine bookings. In July, we also executed a framework agreement with Linde for air coolers that will be used for air separation plants. RSL and power orders were also strong in July 2025. As of July 2025, our commercial pipeline not yet in backlog is greater than $24 billion, the highest pipeline we have ever had.

Sales of $1.08 billion in the second quarter 2025 grew 4.0% (3.2% excluding foreign exchange) and would have increased more than 6.5% excluding the one-time emergency service repair project that benefitted sales in the second quarter 2024. All four segments’ sales grew in the second quarter 2025 sequentially compared to the first quarter 2025. Second quarter 2025 space exploration sales increased 60.7%, hydrogen sales increased 29.3% and LNG sales within the Heat Transfer Systems (“HTS”) segment grew 37.6% when compared to the second quarter 2024, reflecting continued orders and associated backlog conversion.

Gross profit as a percent of sales of 33.6% decreased 20 bps when compared to the second quarter 2024 driven primarily by the higher than typical gross margin in RSL (49.0%) in the second quarter 2024 driven by the favorable mix in RSL.

Reported operating income of $169.5 million was $228.1 million when adjusted for step-up amortization related to the Howden acquisition resulting in 21.1% adjusted operating margin, a decrease of 60 bps year-over-year. EBITDA of $245.1 million (22.6% of sales) was $267.3 million (24.7% of sales) when adjusted for deal-related and restructuring items, increased 3.9% compared to the second quarter 2024. Reported diluted earnings per share of $1.53 was $2.59 when adjusted, an increase of 18.8%.

FCF was $124.0 million, an increase of 40.9% when compared to the second quarter 2024, contributing to our June 30, 2025 net leverage ratio of 2.85.

Second quarter 2025 segment results (as compared to the second quarter 2024).

Cryo Tank Solutions: Second quarter 2025 CTS orders of $157.0 million decreased 1.3% when compared to the second quarter 2024. June 2025 marked the strongest CTS order month of the year to date. CTS second quarter 2025 sales of $155.9 million declined 5.8% year-over-year, yet grew 1.8% sequentially versus the first quarter 2025, which is the second sequential quarter increase in CTS orders and backlog. CTS second quarter 2025 adjusted operating income margin of 18.2% increased 700 bps versus the second quarter 2024, reflecting continued improvement in operations and mix.

Heat Transfer Systems: Second quarter 2025 HTS orders of $271.2 million increased 0.6% compared to the second quarter of 2024. Second quarter 2025 orders did not include any Big

LNG orders. HTS sales in the second quarter 2025 increased 24.8%, driven by LNG sales growth of 37.6% and converting data center backlog to sales. HTS second quarter 2025 adjusted operating income margin of 25.2% grew 480 bps driven by productivity and project mix.

Specialty Products: Specialty Products second quarter 2025 orders of $663.3 million grew 56.5% with meaningful increases in the hydrogen/helium, nuclear, food & beverage and marine end markets. Second quarter Specialty Products sales of $292.9 million, an increase of 5.5%, was driven by year-over-year increases in hydrogen/helium, nuclear, carbon capture, mining, space exploration, marine, chemicals and infrastructure. Adjusted operating income margin of 17.2% in Specialty Products in the second quarter 2025 decreased 490 bps year-over-year, driven primarily by less favorable end-market sales mix.

Repair, Service and Leasing: RSL second quarter 2025 orders of $406.1 million grew 30% when compared to the second quarter 2024 due to increased orders across all lines of business and regions in the segment. Service, retrofit and spares orders all increased when compared to the second quarter of 2024. New long-term service and framework agreements increased as of June 30, 2025 by 8.1% compared to December 31, 2024, and the dollar scope of these agreements is expanding. The most assets connected to Digital Uptime in any quarter in our history occurred in the second quarter 2025, and year-to-date June 30, 2025 asset connections grew 10.3%. RSL sales of $338.2 million declined 6.2% compared to the second quarter of 2024 which included an emergency service repair for approximately $25 million. Second quarter 2025 RSL adjusted operating income margin was 34.2% and was in our anticipated RSL gross margin range, yet 460 bps lower due to the second quarter 2024 emergency field service work which commanded a higher than typical margin.

2025 outlook.

Due to the proposed acquisition of Chart by Baker Hughes, announced today, we are withdrawing 2025 guidance.

Considering the proposed acquisition of Chart by Baker Hughes we are cancelling our previously announced second quarter 2025 earnings call and we will not be hosting a webcast or conference call to discuss these results.

FORWARD-LOOKING STATEMENTS

Certain statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Company’s business plans, including statements regarding completed acquisitions, divestitures, and investments, cost and commercial synergies and efficiency savings, objectives, future orders, revenues, margins, segment sales mix, earnings or performance, liquidity and cash flow, inventory levels, capital expenditures, supply chain challenges, inflationary pressures including material cost and pricing increases, business trends, clean energy market opportunities including addressable markets, and governmental initiatives, including executive orders and changes to trade policy, expected timing and completion of the proposed acquisition of Chart by Baker Hughes, and other information that is not historical in nature. Forward-looking statements may be identified by terminology such as "may," "will," "should," "could," "expects," "anticipates," "believes," "projects," "forecasts," “outlook,” “guidance,” "continue," “target,” or the negative of such terms or comparable terminology.

Forward-looking statements contained in this press release or in other statements made by the Company are made based on management's expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors relating to the Company's operations and business environment, all of which are difficult to predict and many of which are beyond the Company's control, that could cause the Company's actual results to differ materially from those matters expressed or implied by forward-looking statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements include: the Company’s ability to successfully integrate recent acquisitions and achieve the anticipated revenue, earnings, accretion and other benefits from these acquisitions; slower than anticipated growth and market acceptance of new clean energy product offerings; inability to achieve expected pricing increases or continued supply chain challenges including volatility in raw materials and supply, risks related to regional conflicts and unrest, including the recent turmoil in the Middle East and the conflict between Russia and Ukraine including potential energy shortages in Europe and elsewhere; the unknown or difficult to quantify impact of enacted or threatened change to U.S. governmental trade policies, including the introduction of global tariffs on all U.S. trading partners, with certain nations, including China and, certain products, subject to substantially higher tariffs rates, as well as the possible impacts of retaliatory tariffs on products from the United States; the risk that the acquisition of Chart by Baker Hughes may not be completed on anticipated terms, or at all, including the risk of regulatory approvals; the risk that disruptions from the transaction will harm Chart’s business; and potential adverse reactions or changes to business relationships resulting from the announcement or eventual completion of the transactions, and the other factors discussed in Item 1A (Risk Factors) in the Company’s most recent Annual Report on Form 10-K filed with the SEC, which should be reviewed carefully. The Company undertakes no obligation to update or revise any forward-looking statement.

USE OF NON-GAAP FINANCIAL INFORMATION

This press release contains non-GAAP financial information, including adjusted net income, adjusted operating income, adjusted operating income margin, adjusted earnings per diluted share, net income attributable to Chart Industries, Inc. adjusted, and EBITDA and adjusted EBITDA. For additional information regarding the Company's use of non-GAAP financial information, as well as reconciliations of non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States ("GAAP"), please see the reconciliation pages at the end of this news release.

The Company believes these non-GAAP measures are of interest to investors and facilitate useful period-to-period comparisons of the Company’s financial results, and this information is used by the Company in evaluating internal performance. With respect to the Company’s 2025 full year earnings outlook, the Company is not able to provide a reconciliation of the adjusted EBITDA, FCF or adjusted EPS because certain items may have not yet occurred or are out of the Company’s control and/or cannot be reasonably predicted.

About Chart Industries, Inc.

Chart Industries, Inc. is a global leader in the design, engineering, and manufacturing of process technologies and equipment for gas and liquid molecule handling for the Nexus of Clean™ - clean power, clean water, clean food, and clean industrials, regardless of molecule. The company’s unique product and solution portfolio across stationary and rotating equipment is used in every phase of the liquid gas supply chain, including engineering, service and repair from installation to preventive maintenance and digital monitoring. Chart is a leading provider of technology, equipment and services related to liquefied natural gas, hydrogen, biogas and CO2 capture amongst other applications. Chart is committed to excellence in environmental, social and corporate governance issues both for its company as well as its customers. With 65 global manufacturing locations and over 50 service centers from the United States to Asia, Australia, India, Europe and South America, the company maintains accountability and transparency to its team members, suppliers, customers and communities. To learn more, visit www.chartindustries.com

For more information, click here:
http://ir.chartindustries.com/

Chart Industries Investor Relations Contact:
John Walsh
Senior Vice President, Investor and Government Relations
1-770-721-8899
john.walsh@chartindustries.com

CHART INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars and shares in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Sales	$1,082.3	$1,040.3	$2,083.8	$1,991.0
Cost of sales	718.8	688.7	1,380.5	1,337.1
Gross profit	363.5	351.6	703.3	653.9
Selling, general and administrative expenses	145.3	136.2	286.3	277.7
Amortization expense	48.7	47.6	95.2	95.5
Operating expenses	194.0	183.8	381.5	373.2
Operating income	169.5	167.8	321.8	280.7
Interest expense, net	78.3	84.3	155.4	168.1
Other (income) expense	(4.2)	3.6	(0.9)	6.8
Income from continuing operations before income taxes and equity in loss of unconsolidated affiliates, net	95.4	79.9	167.3	105.8
Income tax expense	15.8	15.5	33.4	24.3
Income from continuing operations before equity in loss of unconsolidated affiliates, net	79.6	64.4	133.9	81.5
Equity in income (loss) of unconsolidated affiliates, net	0.3	(1.3)	0.3	(1.6)
Net income from continuing operations	79.9	63.1	134.2	79.9
Loss from discontinued operations, net of tax	—	(0.2)	(2.0)	(2.4)
Net income	79.9	62.9	132.2	77.5
Less: Income attributable to noncontrolling interests of continuing operations, net of taxes	3.8	4.3	6.6	7.6
Net income attributable to Chart Industries, Inc.	$76.1	$58.6	$125.6	$69.9

Amounts attributable to Chart common shareholders
Income from continuing operations	$76.1	$58.8	$127.6	$72.3
Less: Mandatory convertible preferred stock dividend requirement	6.8	6.8	13.6	13.6
Income from continuing operations attributable to Chart	69.3	52.0	114.0	58.7
Loss from discontinued operations, net of tax	—	(0.2)	(2.0)	(2.4)
Net income attributable to Chart common shareholders	$69.3	$51.8	$112.0	$56.3

Basic earnings per common share attributable to Chart Industries, Inc.
Income from continuing operations	$1.54	$1.24	$2.54	$1.40
Loss from discontinued operations	—	(0.01)	(0.05)	(0.06)
Net income attributable to Chart Industries, Inc.	$1.54	$1.23	$2.49	$1.34
Diluted earnings per common share attributable to Chart Industries, Inc.
Income from continuing operations	$1.53	$1.10	$2.52	$1.25
Loss from discontinued operations	—	—	(0.04)	(0.05)
Net income attributable to Chart Industries, Inc.	$1.53	$1.10	$2.48	$1.20
Weighted-average number of common shares outstanding:
Basic	44.94	42.04	44.93	42.03
Diluted (1)	45.15	47.25	45.17	46.99
_______________
(1)Includes an additional 5.00 and 4.77 shares related to the convertible notes due 2024 and associated warrants in our diluted earnings per share calculation for the three and six months ended June 30, 2024, respectively. The associated hedge, which helps offset this dilution, cannot be taken into account under U.S. generally accepted accounting principles (“GAAP”). If the hedge could have been considered, it would have reduced the additional shares by 2.69 and 2.59 for the three and months ended June 30, 2024, respectively.

CHART INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
OPERATING ACTIVITIES
Net income	79.9	62.9	$132.2	$77.5
Less: Loss from discontinued operations, net of tax	—	(0.2)	(2.0)	(2.4)
Net income from continuing operations	79.9	63.1	134.2	79.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	71.1	66.0	137.3	131.9
Employee share-based compensation expense	4.3	4.1	10.5	10.1
Financing costs amortization	4.9	4.7	9.7	9.4
Unrealized foreign currency transaction loss (gain)	6.6	(0.2)	6.5	(13.7)
Loss on sale of business	—	—	—	7.8
Other non-cash operating activities	1.7	0.8	1.2	4.6
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(14.1)	51.2	9.2	0.2
Inventories	16.3	9.1	7.4	5.0
Unbilled contract revenue	(112.5)	(109.5)	(201.5)	(186.2)
Prepaid expenses and other current assets	1.7	5.6	(14.9)	(43.0)
Accounts payable and other current liabilities	49.2	59.5	(13.7)	42.4
Customer advances and billings in excess of contract revenue	(0.2)	(11.3)	(42.1)	6.0
Long-term assets and liabilities	39.0	(27.0)	44.1	(27.9)
Net Cash Provided By Continuing Operating Activities	147.9	116.1	87.9	26.5
Net Cash Used In Discontinued Operating Activities	(2.0)	—	(2.0)	(5.5)
Net Cash Provided By Operating Activities	145.9	116.1	85.9	21.0
INVESTING ACTIVITIES
Capital expenditures	(23.9)	(28.1)	(44.0)	(74.2)
Investments	—	(7.1)	(1.4)	(13.1)
Other investing activities	—	(6.1)	0.4	(5.8)
Net Cash Used In Continuing Investing Activities	(23.9)	(41.3)	(45.0)	(93.1)
Net Cash Used In Discontinued Investing Activities	—	(2.5)	—	(2.5)
Net Cash Used In Investing Activities	(23.9)	(43.8)	(45.0)	(95.6)

FINANCING ACTIVITIES
Borrowings on credit facilities	738.9	850.6	1,485.1	1,484.8
Repayments on credit facilities	(810.9)	(857.0)	(1,477.5)	(1,336.3)
Common stock repurchases from share-based compensation plans	(0.3)	(0.1)	(4.2)	(3.1)
Dividend distribution to noncontrolling interests	(6.2)	—	(6.2)	—
Dividends paid on mandatory convertible preferred stock	(6.8)	(6.8)	(13.6)	(13.6)
Other financing activities	1.9	(3.7)	(1.3)	(4.9)
Net Cash (Used In) Provided By Financing Activities	(83.4)	(17.0)	(17.7)	126.9
Effect of exchange rate changes on cash and cash equivalents	7.4	(0.2)	10.3	(2.8)
Net increase in cash, cash equivalents, restricted cash and restricted cash equivalents	46.0	55.1	33.5	49.5
Cash, cash equivalents, restricted cash, and restricted cash equivalents at beginning of period (includes restricted cash of $1.8, $3.6, $1.9 and $12.8, respectively)	298.0	195.5	310.5	201.1
CASH, CASH EQUIVALENTS, RESTRICTED CASH, AND RESTRICTED CASH EQUIVALENTS AT END OF PERIOD (includes restricted cash of $1.7, $3.2, $1.7 and $3.2, respectively)	$344.0	$250.6	$344.0	$250.6

CHART INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in millions)

	June 30, 2025	December 31, 2024
ASSETS
Current Assets
Cash and cash equivalents	$342.3	$308.6
Accounts receivable, net	764.7	752.3
Inventories, net	498.7	490.5
Unbilled contract revenue	965.8	735.1
Prepaid expenses	139.9	108.6
Other current assets	74.9	70.3
Total Current Assets	2,786.3	2,465.4
Property, plant, and equipment, net	906.9	864.2
Goodwill	3,066.6	2,899.9
Identifiable intangible assets, net	2,617.0	2,540.6
Other assets	342.2	353.8
TOTAL ASSETS	$9,719.0	$9,123.9

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$1,183.4	$1,058.9
Customer advances and billings in excess of contract revenue	336.2	362.2
Accrued interest	107.7	110.4
Other current liabilities	173.5	258.3
Total Current Liabilities	1,800.8	1,789.8
Long-term debt	3,667.2	3,640.7
Deferred tax liabilities	548.2	544.9
Other long-term liabilities	188.9	153.3
Total Liabilities	6,205.1	6,128.7

Equity
Preferred stock, par value $0.01 per share, $1,000 aggregate liquidation preference — 10,000,000 shares authorized, 402,500 shares issued and outstanding at both June 30, 2025 and December 31, 2024	—	—
Common stock, par value $0.01 per share — 150,000,000 shares authorized, 45,704,396 and 45,657,062 shares issued at June 30, 2025 and December 31, 2024, respectively	0.5	0.5
Additional paid-in capital	1,896.1	1,889.3
Treasury stock; 760,782 shares at both June 30, 2025 and December 31, 2024	(19.3)	(19.3)
Retained earnings	1,225.3	1,113.4
Accumulated other comprehensive income (loss)	249.6	(155.1)
Total Chart Industries, Inc.. Shareholders’ Equity	3,352.2	2,828.8
Noncontrolling interests	161.7	166.4
Total Equity	3,513.9	2,995.2
TOTAL LIABILITIES AND EQUITY	$9,719.0	$9,123.9

CHART INDUSTRIES, INC. AND SUBSIDIARIES
OPERATING SEGMENTS (UNAUDITED)
(Dollars in millions)

	Three Months Ended			Six Months Ended
	June 30, 2025	June 30, 2024	March 31, 2025	June 30, 2025	June 30, 2024
Sales
Cryo Tank Solutions	$155.9	$165.5	$153.2	$309.1	$325.2
Heat Transfer Systems	295.3	236.7	267.3	562.6	490.3
Specialty Products	292.9	277.6	276.1	569.0	514.1
Repair, Service & Leasing	338.2	360.5	304.9	643.1	661.5
Intersegment eliminations	—	—	—	—	(0.1)
Consolidated	$1,082.3	$1,040.3	$1,001.5	$2,083.8	$1,991.0
Gross Profit
Cryo Tank Solutions	$42.8	$33.4	$37.2	$80.0	$66.2
Heat Transfer Systems	89.1	60.8	82.6	171.7	130.9
Specialty Products	80.7	80.8	83.7	164.4	139.7
Repair, Service & Leasing	150.9	176.6	136.3	287.2	317.1
Consolidated	$363.5	$351.6	$339.8	$703.3	$653.9
Gross Profit Margin
Cryo Tank Solutions	27.5%	20.2%	24.3%	25.9%	20.4%
Heat Transfer Systems	30.2%	25.7%	30.9%	30.5%	26.7%
Specialty Products	27.6%	29.1%	30.3%	28.9%	27.2%
Repair, Service & Leasing	44.6%	49.0%	44.7%	44.7%	47.9%
Consolidated	33.6%	33.8%	33.9%	33.8%	32.8%
Operating Income (Loss)
Cryo Tank Solutions	$25.7	$16.0	$17.6	$43.3	$30.0
Heat Transfer Systems	73.0	45.1	66.9	139.9	96.3
Specialty Products	43.0	55.0	48.3	91.3	80.1
Repair, Service & Leasing	78.9	98.0	62.7	141.6	163.1
Corporate	(51.1)	(46.3)	(43.2)	(94.3)	(88.8)
Consolidated	$169.5	$167.8	$152.3	$321.8	$280.7
Operating Margin
Cryo Tank Solutions	16.5%	9.7%	11.5%	14.0%	9.2%
Heat Transfer Systems	24.7%	19.1%	25.0%	24.9%	19.6%
Specialty Products	14.7%	19.8%	17.5%	16.0%	15.6%
Repair, Service & Leasing	23.3%	27.2%	20.6%	22.0%	24.7%
Consolidated	15.7%	16.1%	15.2%	15.4%	14.1%

CHART INDUSTRIES, INC. AND SUBSIDIARIES
ORDERS AND BACKLOG (UNAUDITED)
(Dollars in millions)

	Three Months Ended
	June 30, 2025	June 30, 2024	March 31, 2025
Orders
Cryo Tank Solutions	$157.0	$159.0	$152.6
Heat Transfer Systems	271.2	269.6	220.7
Specialty Products	663.3	423.7	487.7
Repair, Service & Leasing	406.1	312.4	454.6
Consolidated	$1,497.6	$1,164.7	$1,315.6

	As of
	June 30, 2025	June 30, 2024	March 31, 2025
Backlog
Cryo Tank Solutions	$317.6	$358.2	$318.7
Heat Transfer Systems	2,013.5	1,709.7	2,042.2
Specialty Products	2,403.6	1,806.4	2,057.4
Repair, Service & Leasing	801.8	562.7	725.3
Intersegment eliminations	—	(11.0)	—
Consolidated	$5,536.5	$4,426.0	$5,143.6

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES FROM CONTINUING OPERATIONS TO FREE CASH FLOW FROM CONTINUING OPERATIONS AND RECONCILIATION OF NET CASH USED IN OPERATING ACTIVITIES FROM DISCONTINUED OPERATIONS TO FREE CASH FLOW FROM DISCONTINUED OPERATIONS (UNAUDITED)
(Dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net cash provided by operating activities from continuing operations	$147.9	$116.1	$87.9	$26.5
Capital expenditures	(23.9)	(28.1)	(44.0)	(74.2)
Free cash flow (non-GAAP)	124.0	88.0	$43.9	$(47.7)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net cash used in operating activities from discontinued operations	$(2.0)	$—	$(2.0)	$(5.5)
Capital expenditures	—	—	—	—
Free cash flow (non-GAAP)	(2.0)	—	$(2.0)	$(5.5)
_______________
Free cash flow is not a measure of financial performance under U.S. GAAP and should not be considered as an alternative to net cash used in operating activities in accordance with U.S. GAAP. Management believes that free cash flow facilitates useful period-to-period comparisons of our financial results, and this information is used by us in evaluating internal performance. Our calculation of this non-GAAP measure may not be comparable to the calculations of similarly titled measures reported by other companies.

CHART INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF EARNINGS AND EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CHART INDUSTRIES, INC. – CONTINUING OPERATIONS TO ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CHART INDUSTRIES, INC. – CONTINUING OPERATIONS
(UNAUDITED)
(Dollars in millions, except per share amounts)

	Q2 2025	Q2 2024
Amounts attributable to Chart common stockholders
Net income attributable to Chart Industries, Inc.	$76.1	$58.6
Less: Loss from discontinued operations, net of tax	—	(0.2)
Income from continuing operations	76.1	58.8
Less: Mandatory convertible preferred stock dividend requirement	6.8	6.8
Income from continuing operations attributable to Chart (U.S. GAAP)	69.3	52.0
Unrealized loss on investments in equity securities and loss from strategic equity method investments (1)	0.6	0.3
Deal related & integration costs (2)	8.0	4.8
Step up amortization on inventory, intangibles and fixed assets from Howden acquisition	40.4	46.8
Restructuring & other reorganization related costs(3)	4.9	4.3
Reward payments (4)	2.3	—
Other (5)	3.1	2.2
Tax effects	(11.6)	(11.8)
Adjusted earnings attributable to Chart Industries, Inc. (non-GAAP)	$117.0	$98.6

	Q2 2025 Diluted EPS	Q2 2024 Diluted EPS
Reported income from continuing operations attributable to Chart (U.S. GAAP)	$1.53	$1.10
Unrealized loss on investments in equity securities and loss from strategic equity method investments (1)	0.01	0.05
Deal related & integration costs (2)	0.18	0.15
Step up amortization on inventory, intangibles and fixed assets from Howden acquisition	0.89	1.00
Restructuring & other reorganization related costs(3)	0.11	0.09
Reward payments (4)	0.05	—
Other (5)	0.08	0.04
Tax effects	(0.26)	(0.25)
Adjusted earnings attributable to Chart Industries, Inc. (non-GAAP)	$2.59	$2.18
Share count	45.15	47.25
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(1)Includes the mark-to-market of our inorganic investments in Avina, McPhy, Stabilis and certain of our minority investments as well as losses from strategic equity method investments.
(2)Deal related & integration costs primarily includes costs associated with integrating Howden and deal costs related to the now terminated proposed merger with Flowserve.
(3)Restructuring and other reorganization related costs include Restructuring charges as well as other costs associated with closing and consolidating facilities.
(4)Reward payments refer to costs incurred for a retention consulting agreement.
(5)Other primarily includes costs incurred for capacity additions and unplanned non-ordinary freight incurred on a project.
______________
Adjusted earnings per common share attributable to Chart Industries, Inc. is not a measure of financial performance under U.S. GAAP and should not be considered as an alternative to earnings per share in accordance with U.S. GAAP. Management believes that adjusted earnings per common share attributable to Chart Industries, Inc. facilitates useful period-to-period comparisons of our financial results, and this information is used by us in evaluating internal performance. Our calculation of these non-GAAP measures may not be comparable to the calculations of similarly titled measures reported by other companies. Prior to the second quarter of 2024, the impacts of the mandatory convertible preferred stock dividend were excluded from adjusted earnings per common share attributable to Chart Industries, Inc. (non-GAAP). The impacts are now included in adjusted earnings per common share attributable to Chart Industries, Inc. (non-GAAP) and historical periods have been restated to reflect the change in treatment.

CHART INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) (UNAUDITED)
(Dollars in millions)

	Three Months Ended June 30, 2025
	Cryo Tank Solutions	Heat Transfer Systems	Specialty Products	Repair, Service & Leasing	Intersegment Eliminations	Corporate	Consolidated
Sales	$155.9	$295.3	$292.9	$338.2	$—	$—	$1,082.3
Operating income (loss) as reported (U.S. GAAP)	$25.7	$73.0	$43.0	$78.9	$—	$(51.1)	$169.5
Operating margin	16.5%	24.7%	14.7%	23.3%			15.7%
Restructuring & other reorganization related costs(1)	$0.5	$0.3	$1.3	$1.4	$—	$1.4	$4.9
Deal related & integration costs (2)	0.2	0.2	0.6	0.1	—	6.9	8.0
Step up amortization on inventory, intangibles and fixed assets from Howden acquisition	1.2	1.0	3.6	34.6	—	—	40.4
Reward payments (3)	—	—	—	—	—	2.3	2.3
Other (4)	0.7	—	1.9	0.5	—	(0.1)	3.0
Adjusted operating income (loss) (non-GAAP)	$28.3	$74.5	$50.4	$115.5	$—	$(40.6)	$228.1
Adjusted operating margin (non-GAAP)	18.2%	25.2%	17.2%	34.2%			21.1%
______________
(1)Restructuring and other reorganization related costs include Restructuring charges as well as other costs associated with closing and consolidating facilities.
(2)Deal related & integration costs primarily includes costs associated with integrating Howden and deal costs related to the now terminated proposed merger with Flowserve.
(3)Reward payments refer to costs incurred for a retention consulting agreement.
(4)Other primarily includes costs incurred for capacity additions and unplanned non-ordinary freight incurred on a project.

	Three Months Ended June 30, 2024
	Cryo Tank Solutions	Heat Transfer Systems	Specialty Products	Repair, Service & Leasing	Intersegment Eliminations	Corporate	Consolidated
Sales	$165.5	$236.7	$277.6	$360.5	$—	$—	$1,040.3
Operating income (loss) as reported (U.S. GAAP)	$16.0	$45.1	$55.0	$98.0	$—	$(46.3)	$167.8
Operating margin	9.7%	19.1%	19.8%	27.2%			16.1%
Restructuring & related costs	$0.6	$0.3	$1.2	$2.0	$—	$0.2	$4.3
Deal related & integration costs (1)	—	—	—	1.1	—	3.7	4.8
Step-up amortization on inventory, intangibles and fixed assets from Howden acquisition	1.9	1.2	5.2	38.5	—	—	46.8
Other	—	1.8	—	0.2	—	—	2.0
Adjusted operating income (loss) (non-GAAP)	$18.5	$48.4	$61.4	$139.8	$—	$(42.4)	$225.7
Adjusted operating margin (non-GAAP)	11.2%	20.4%	22.1%	38.8%			21.7%
_____________
(1)Deal related & integration costs primarily includes costs associated with integrating Howden.
_____________
Adjusted operating income (loss) is not a measure of financial performance under U.S. GAAP and should not be considered as an alternative to operating income (loss) in accordance with U.S. GAAP. Management believes that adjusted operating income (loss) facilitates useful period-to-period comparisons of our financial results, and this information is used by us in evaluating internal performance. Our calculation of these non-GAAP measures may not be comparable to the calculations of similarly titled measures reported by other companies.

CHART INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO EBITDA AND ADJUSTED EBITDA (UNAUDITED)
(Dollars in millions)

	Three Months Ended
	June 30, 2025	June 30, 2024
Net income from continuing operations	$79.9	$63.1
Income tax expense, net	15.8	15.5
Interest expense, net	78.3	84.3
Loss on extinguishment debt	—	0.7
Depreciation and amortization	71.1	66.0
EBITDA (non-GAAP)	245.1	229.6
Non-recurring costs:
Deal related & integration costs (1)	8.0	7.4
Restructuring & other reorganization related costs(2)	3.9	4.3
Amortization of step-up value of inventory from Howden acquisition	—	7.5
Other (3)	3.1	2.0
Employee share-based compensation expense	4.3	4.1
Reward payments (4)	2.3	—
Unrealized loss on investments in equity securities and loss from strategic equity method investments (5)	0.6	2.4
Adjusted EBITDA (non-GAAP)	$267.3	$257.3
_______________
(1)Deal related & integration costs primarily includes costs associated with integrating Howden and deal costs related to the now terminated proposed merger with Flowserve.
(2)Restructuring and other reorganization related costs include Restructuring charges as well as other costs associated with closing and consolidating facilities.
(3)Other primarily includes costs incurred for capacity additions and unplanned non-ordinary freight incurred on a project.
(4)Reward payments refer to costs incurred for a retention consulting agreement.
(5)Includes the mark-to-market of our inorganic investments in Avina, McPhy, Stabilis and certain of our minority investments as well as losses from strategic equity method investments.
_______________
The reconciliation from net income from continuing operations to EBITDA (non-GAAP) includes acquisition related finance fees and loss on extinguishment of debt. EBITDA and adjusted EBITDA are not measures of financial performance under U.S. GAAP and should not be considered as an alternative to net income from continuing operations in accordance with U.S. GAAP. Management believes that EBITDA and adjusted EBITDA facilitate useful period-to-period comparisons of our financial results, and this information is used by us in evaluating internal performance. Our calculation of these non-GAAP measures may not be comparable to the calculations of similarly titled measures reported by other companies.